EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



Ionatron, Inc.
Tucson, Arizona

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 11, 2005, relating to the consolidated financial statements and the effectiveness of Ionatron, Inc.'s internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP

Los Angeles, California

November 30, 2005